                           SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]   Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[_]   Definitive Additional Materials
[_]   Soliciting Material Pursuant to (S)240.14a-12

                         JOHN Q. HAMMONS HOTELS, INC.
                         ----------------------------
               (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:
          __________________________________________________________________

     2)   Aggregate number of securities to which transaction applies:
          __________________________________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          __________________________________________________________________

     4)   Proposed maximum aggregate value of transaction:
          __________________________________________________________________

     5)   Total fee paid:
          __________________________________________________________________

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
          ________________________

     2)   Form, Schedule or Registration Statement No.:
          ________________________

     3)   Filing Party:
          ________________________

     4)   Date Filed:
          ________________________

                          JOHN Q. HAMMONS HOTELS, INC.
                          300 John Q. Hammons Parkway
                          Springfield, Missouri 65806
                                 (417) 864-4300



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 1, 2001


To the Shareholders of
John Q. Hammons Hotels, Inc.

     NOTICE IS HEREBY GIVEN that the annual meeting of shareholders (the "Annual Meeting") of John Q. Hammons Hotels, Inc. (the "Company") will be held on Tuesday, May 1, 2001, at 9:00 a.m., local time, at the Holiday Inn University Plaza Hotel, 333 John Q. Hammons Parkway, Springfield, Missouri for the following purposes:

     1.   Election of Directors.  To elect two directors, each for a three-year
          ---------------------
term (Proposal One);

     2.   Ratification of Appointment of Auditors.  To ratify the appointment by
          ---------------------------------------
the Board of Directors of the firm of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending December 28, 2001 (Proposal
Two); and

     3.   Other Business.  To transact such other business as may properly come
          --------------
before the meeting or any adjournments thereof.

     The Board of Directors of the Company has fixed the close of business on March 22, 2001, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

                                             Sincerely,



                                             John Q. Hammons
                                             Chairman of the Board

Springfield, Missouri
March 30, 2001

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                          JOHN Q. HAMMONS HOTELS, INC.
                          300 John Q. Hammons Parkway
                          Springfield, Missouri 65806
                                 (417) 864-4300


                                PROXY STATEMENT

                                      for

          ANNUAL MEETING OF JOHN Q. HAMMONS HOTELS, INC. SHAREHOLDERS

                           TO BE HELD ON MAY 1, 2001


                                  INTRODUCTION

     In this Proxy Statement, the term "Company" means (i) John Q. Hammons Hotels, Inc., a Delaware corporation, (ii) John Q. Hammons Hotels, L.P., a Delaware limited partnership of which John Q. Hammons Hotels, Inc. is the sole general partner, and (iii) Hammons, Inc., a Missouri corporation, as predecessor general partner, collectively, or, as the context may require, John Q. Hammons Hotels, Inc. only. The term "Partnership" means John Q. Hammons Hotels, L.P., a Delaware limited partnership.

General

     We are sending this Proxy Statement to the shareholders of the Company as part of the solicitation of proxies by the Board of Directors from holders of the outstanding shares of the Company's class A common stock, par value $.01 per share, and class B common stock, par value $.01 per share, for use at the Annual Meeting of Shareholders of the Company to be held at the Holiday Inn University Plaza Hotel, 333 John Q. Hammons Parkway, Springfield, Missouri at 9:00 a.m. local time on May 1, 2001, and at any adjournments or postponements thereof. At the Annual Meeting, you will be asked to elect two (2) members of the Board of Directors (Proposal One), to ratify the appointment by the Board of Directors of the firm of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending December 28, 2001 (Proposal Two), and to transact such other business as may properly come before the meeting or any adjournments thereof. This Proxy Statement, together with the enclosed proxy card, is first being mailed to shareholders on or about March 30, 2001.

Solicitation, Voting and Revocability of Proxies

     The Board of Directors has fixed the close of business on March 22, 2001, as the record date for the determination of the Company's shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of record of shares of Common Stock at the close of business on such date will be entitled to vote at the Annual Meeting, with each share of Class A Common Stock entitling its owner to one vote and each share of Class B Common Stock entitling its owner to 50 votes on all matters properly presented at the Annual Meeting. On the record date, there were approximately 300 holders of record of the 4,770,419 shares of Class A Common Stock then outstanding. Based on the number of annual reports requested by brokers, the Company estimates that it has approximately 1,800 beneficial owners of its Class A Common Stock. There was one holder of record of the 294,100 shares of Class B Common Stock then outstanding. The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting for the election of directors and other matters. Shareholders' votes will be tabulated by the persons appointed by the Board of Directors to act as inspectors of election for the Annual Meeting. Abstentions and broker non-votes will be treated as shares that are present, in person or by proxy, and entitled to vote for purposes of determining a quorum at the Annual Meeting, but will not be counted as votes cast on or against any matter presented at the Annual Meeting.

     If you properly execute and return the enclosed proxy to the Company in time to be voted at the Annual Meeting, the shares representing your proxy will be voted in accordance with the instructions you mark on the proxy. Executed but unmarked proxies will be voted FOR the election of the two (2) nominees for election to the Board of

Directors and FOR the ratification of the appointment of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 28, 2001. The Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy upon such matters as determined by a majority of the Board of Directors.

     Your presence at the Annual Meeting will not automatically revoke your proxy. You may, however, revoke your proxy at any time before it is exercised by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date, to Debra Mallonee Shantz, General Counsel, John Q. Hammons Hotels, Inc., 300 John Q. Hammons Parkway, Suite 900, Springfield, Missouri 65806, or by appearing at the Annual Meeting and voting in person.

     The cost of soliciting proxies will be borne by the Company. In addition to use of the mails, proxies may be solicited personally or by telephone or telegraph by directors, officers and employees of the Company. The Company also will request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such persons for their reasonable expenses incurred in that connection.

     A copy of the Annual Report to Stockholders for the fiscal year ended December 29, 2000 accompanies this Proxy Statement. The Company is required to file an Annual Report for its fiscal year ended December 29, 2000 on Form 10-K with the Securities and Exchange Commission (the "SEC"). You may obtain, free of charge, a copy of the Form 10-K (without exhibits) by writing to Investor Relations, John Q. Hammons Hotels, Inc., 300 John Q. Hammons Parkway, Suite 900, Springfield, Missouri 65806.

     A list of shareholders of record entitled to vote at the Annual Meeting will be available for inspection by any shareholder for any purpose germane to the meeting during ordinary business hours for a period of 10 days prior to the meeting at the Company's office at 300 John Q. Hammons Parkway, Springfield, Missouri 65806.


                             ELECTION OF DIRECTORS

                                 (Proposal One)

     At the Annual Meeting, two directors will be elected, each for a three-year
term.   Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of the persons named below as nominees. The Board of Directors believes that the nominees will stand for election and will serve if elected as directors. However, if any of the persons nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person as the Board of Directors may recommend.

     Under the Company's Bylaws, the Board of Directors currently is comprised of eight (8) persons divided into three classes. The term of office of only one class of directors expires in each year, and their successors are elected for terms of three years and until their successors are elected and qualified.
There is no cumulative voting for election of directors. The two nominees receiving the greatest number of votes cast for the election of directors at the Annual Meeting will become directors at the conclusion of the tabulation of votes.

Information as to Nominees and Continuing Directors

     The following table sets forth the names of the Board of Directors' nominees for election as a director and those directors who will continue to serve after the Annual Meeting. Also set forth is certain other information with respect to each person's age, principal occupation or employment during the past five years, the periods during which they have served as a director of the Company and positions currently held with the Company.

                                          Director   Expiration
                                  Age       Since      of Term     Position(s) Held with Company
                                  ---     --------   ----------    -----------------------------
Nominees for 3-year term
John E. Lopez-Ona                  43       1996        2001       Director

Donald H. Dempsey                  56       1999        2001       Director

Continuing Directors

Jacqueline A. Dowdy                57       1989        2002       Director and Secretary

Daniel L. Earley                   58       1994        2003       Director

William J. Hart                    60       1993        2002       Director

John Q. Hammons                    82       1989        2003       Director, Chairman and Chief
                                                                   Executive Officer

James F. Moore                     58       1995        2003       Director

David C. Sullivan                  61       1999        2002       Director

     Donald H. Dempsey became a director of the Company in August 1999. Mr. Dempsey currently serves as Executive Vice President and Chief Financial Officer of Equity Inns, Inc., where he also serves on its Board of Directors. Equity Inns, Inc. is a large lodging real estate investment trust headquartered in Germantown, Tennessee, which owns 100 hotels in 36 states. Mr. Dempsey has more than 30 years' experience in corporate and financial management within the hotel industry. Prior to joining Equity Inns in July 1998, Mr. Dempsey served as Executive Vice President and Chief Financial Officer of Choice Hotel Corporation, a publicly traded hotel franchiser, manager and owner of hotels whose brands include Hampton Inn, Homewood Suites and Embassy Suites. Mr. Dempsey was named Senior Vice President and Chief Financial Officer in 1995 of The Promus Companies Incorporated ("PCI"); from 1993 to 1995, he served as Senior Vice President of Finance and Administration of the Hotel Division. From 1983 to 1993, he was Vice President of Franchising and Development for the Hampton Inn Division of PCI. Mr. Dempsey also held various corporate and financial management and administrative positions with Holiday Inns from 1969 to 1983.

     Jacqueline A. Dowdy has been the Secretary and director of the Company since 1989. She has been active in Mr. Hammons' hotel operations since 1981. She is an officer and director of several affiliates of the Company.

     Daniel L. Earley has been a director of the Company since February 1994. Since 1985, Mr. Earley has been President, Chief Executive Officer and a director of Clermont Savings Bank, FSB, a community bank located in Milford, Ohio, which is owned by Mr. Hammons.

     John Q. Hammons is the Founder, Chairman, President, Chief Executive Officer and a director of the Company. Mr. Hammons has been actively engaged in the acquisition, development and management of hotel properties since 1959.
From 1959 through 1969, Mr. Hammons and a business partner developed 34 Holiday Inn franchises, 23 of which were sold in 1969 to Holiday Inns, Inc. Since 1969, Mr. Hammons has developed 85 hotels on a nationwide basis, primarily under the Holiday Inn and Embassy Suites tradenames. Mr. Hammons is the controlling shareholder of the Company. See "Security Ownership of Management."

     William J. Hart has been a director of the Company since December 1993. He is a member of the law firm of Husch & Eppenberger, LLC, formerly Farrington & Curtis, P.C., a position he has held since 1970. Mr. Hart's firm performs legal services on a regular basis for the Company and personally for Mr. Hammons. Mr. Hart has also been a director since 1981 of Johnson Industries, Inc., a commercial textiles company listed on the New York Stock Exchange.

     John E. Lopez-Ona became a director of the Company in May 1996. He was a managing director of Kidder Peabody & Company, Inc., an investment banking firm, from March 1990 through March 1995. Since June 1995, Mr. Lopez-Ona has been the President of Anvil Capital, Inc., a firm owned by him which specializes in principal investment.

     James F. Moore became a director of the Company in May 1995. Since 1987, Mr. Moore has been Chairman, Chief Executive Officer and a director of Champion Products, Incorporated, a privately owned manufacturing company serving the telecommunications industry located in Strafford, Missouri. Prior to 1987, Mr. Moore served as President of the Manufacturing Division of Service Corporation International, a company listed on the New York Stock Exchange.

     David C. Sullivan became a director of the Company in May 1999. Mr. Sullivan has been Chairman, Chief Executive Officer and a director of ResortQuest International, a company listed on the New York Stock Exchange that provides vacation rental and property management services, since May 1998. From April 1995 to December 1997, Mr. Sullivan was Executive Vice President and Chief Operating Officer of Promus Hotel Corporation, a publicly traded hotel franchiser, manager and owner of hotels whose brands include Hampton Inn, Homewood Suites and Embassy Suites. From 1993 to 1995, Mr. Sullivan was the Executive Vice President and Chief Operating Officer of the Hotel Division of The Promus Companies Incorporated ("PCI"). He was the Senior Vice President of Development and Operations of the Hampton Inn/Homewood Suites Division of PCI from 1991 to 1993. From 1990 to 1991, Mr. Sullivan was the Vice President of Development of the Hampton Inn Hotel Division of PCI.

     The Board of Directors unanimously recommends that shareholders vote FOR the election of its nominees as directors.

Corporate Governance and Other Matters

     Selection of Nominees and Nominations by Shareholders. The Board of Directors of the Company acts as a nominating committee for selecting nominees for election as directors. The Company's Bylaws also permit shareholders eligible to vote at the Annual Meeting to make nominations for directors if such nominations are made pursuant to timely notice in writing to the Secretary of the Company. To be timely such notice must be delivered to, or mailed to and received at, the principal executive offices of the Company not less than 120 days nor more than 180 days prior to the date of the meeting, provided that at least 130 days' notice or prior public disclosure of the date of the Annual Meeting is given or made to shareholders. If less than 130 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder must be received by the Company not later than the close of business on the 10th day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made. A shareholder's notice of nomination must also set forth certain information specified in Section 3.5 of the Company's Bylaws concerning each person the shareholder proposes to nominate for election and the nominating shareholder. The Company has not received any nominations for directors from shareholders.

     Board of Directors Committees. The Board of Directors appointed a standing Audit Committee in February 1995. The Audit Committee is composed of Messrs. Moore, Dempsey and Lopez-Ona. During the fiscal year ended December 29, 2000, they met three times. The Audit Committee reviews the scope and results of the independent annual audit. The Audit Committee also reviews the scope and results of audits performed by the Company's internal auditors.

     The Compensation Committee of the Board of Directors reviews employee compensation and makes recommendations to the Board regarding changes in compensation and also administers the Company's stock option plan and makes grants of options thereunder. During the fiscal year ended December 29, 2000, the Compensation Committee held two meetings. The members of the Compensation Committee are Messrs. Hart, Moore, and Sullivan.

     Board Meetings. During the fiscal year ended December 29, 2000, the Company's Board of Directors held five meetings.

     Meeting Attendance. During the fiscal year ended December 29, 2000, all current directors attended at least 75% of all meetings of the Board of Directors and of the committees of the Board on which they served.

     Compensation of Directors. Each non-employee director received the following payments for service on the Board during the fiscal year ended December 29, 2000: (1) $1,000 for each regular Board meeting attended and (2) $500 for each regular committee meeting attended ($750 per meeting for the committee chair). In addition, each non-employee director received on the day following the 2000 annual shareholder meeting: (1) a cash payment of $10,000,
(2) 2,105 shares of the Company's Class A Common Stock with a fair market value equal to $10,000 on the date of payment (other than Mr. Earley, who declined the share grant), and (3) an option to purchase 10,000 shares of the Company's Class A Common Stock at a per share exercise price of $4.75. The stock and options were issued pursuant to the 1999 Non-Employee Director Stock and Stock Option Plan. Employee directors are not compensated for their services as directors or committee members.


                             EXECUTIVE COMPENSATION

Cash Compensation

     The following table sets forth the salary compensation, cash bonus and certain other forms of compensation paid by the Company and its subsidiaries for services rendered in all capacities during the 2000, 1999 and 1998 fiscal years to the Chief Executive Officer of the Company and the four most highly compensated executive officers of the Company other than the Chief Executive Officer serving at the end of the 2000 fiscal year (the "Named Executive Officers").

                           Summary Compensation Table

                                                                                                       Long Term Compensation
                                                                                                       ----------------------
                                                 Annual Compensation                                           Awards
                                                 -------------------                                           ------
                                                                               All Other
                                                                               ---------
Name and Principal Positions       Fiscal Year  Salary ($)  Bonus ($)     Compensation($)(a)      Securities Underlying Options (#)
----------------------------       -----------  ----------  ---------     ------------------      ---------------------------------
John Q. Hammons                           2000    287,500    125,000                --                           100,000(b)
Chairman of the Board and Chief           1999    250,000     90,000                --                                --
Executive Officer                         1998    200,000     50,000                --                           200,000(c)

Lonnie A. Funk                            2000    172,500     70,000             2,604                            40,000(b)
Executive Vice President,                 1999    145,000     50,000             1,675                                --
Operations                                1998    125,000     22,500             1,449                            40,000(c)

Paul E. Muellner                          2000    137,100     50,000             2,057                            30,000(b)
Acting Chief Financial Officer            1999    130,000     40,000               650                                --
                                          1998    125,000     22,000                --                            10,000(c)

Debra M. Shantz                           2000    145,600     50,000             2,934                            30,000(b)
General Counsel                           1999    140,000     50,000             2,709                                --
                                          1998    135,000     47,500             1,544                            70,000(c)

Steven E. Minton                          2000    140,300     55,000             1,903                            20,000(b)
Senior Vice President,                    1999    135,000     50,000             1,787                                --
Architecture                              1998    130,000     45,000             1,563                            40,000(c)

_________________
(a)  Matching contributions to Company's 401(k) Plan.
(b)  Comprised of options with an exercise price of $5.00 per share.
(c)  Comprised of options with an exercise price of $7.375 per share.

                     Option/SAR Grants in Last Fiscal Year

                                                                                                         Potential Realizable Value
                                                                                                         at Assumed Rates of Stock
                                                                                                         Price Appreciation for
                                                     Individual Grants                                   Option Term (b)(c)
                      -------------------------------------------------------------------------------    --------------------------
                      -------------------------------------------------------------------------------    --------------------------
                      Number of Securities       % of Total Options
                       Underlying Options       Granted to Employees     Exercise Price    Expiration
Name                     Granted  (#)(a)           in Fiscal Year          ($/Share)          Date          5%($)       10%($)
----                  --------------------      ---------------------    --------------    ----------       -----       ------
John Q. Hammons              100,000                    11.8                 $5.00          6/25/10        314,000      797,000
Lonnie A. Funk                40,000                     4.7                 $5.00          6/25/10        125,600      318,800
Paul E. Muellner              30,000                     3.5                 $5.00          6/25/10         94,200      239,100
Debra M. Shantz               30,000                     3.5                 $5.00          6/25/10         94,200      239,100
Steven A. Minton              20,000                     2.4                 $5.00          6/25/10         62,800      159,400
All Employees                846,500                   100.0                 $5.00          6/25/10      2,658,010    6,746,605

(a) Awarded on June 26, 2000. Exercisable in four equal annual installments, beginning on June 25, 2001.
(b) No gain to the optionees is possible without appreciation in the stock price which will benefit all shareholders commensurately. The dollar amounts under these columns are in result of calculations at the 5% and 10% assumption rates set by the SEC and therefore are not intended to forecast possible future appreciation of the Company's stock price or to establish any present value of the options.
(c) Realizable values are computed based on the number of options granted in 2000 and still outstanding at year-end.

                         Fiscal Year-End Option Values

                     Number of Securities Underlying          Value of Unexercised
                           Unexercised Options             In-the-Money Options (1)(2)
                     ------------------------------       ------------------------------
Name                 Exercisable      Unexercisable       Exercisable      Unexercisable
----                 -----------      -------------       -----------      -------------
John Q. Hammons         100,000          200,000             --              $106,300
Lonnie A. Funk           20,000           60,000             --                42,520
Paul E. Muellner          5,000           35,000             --                31,890
Debra M. Shantz          35,000           65,000             --                31,890
Steven A. Minton         20,000           40,000             --                21,260

(1) The $7.375 exercise price per share of the stock options granted on June 5, 1998, is greater than the $6.063 closing price of the Company's Class A Common Stock as reported on the American Stock Exchange on December 29, 2000, and so none of these options are "In the Money." Fifty percent of these options are currently exercisable.

(2) The $5.00 exercise price per share of the stock options granted on June 26, 2000, is less than the $6.063 closing price of the Company's Class A Common Stock as reported on the American Stock Exchange on December 29, 2000, and so these options are "In the Money." None of these options are currently exercisable.

401(k) Plan

     Effective January 1, 1996, the Company adopted a contributory retirement plan (the "401(k) Plan") for its employees age 21 and over with at least one year of service to the Company. The 401(k) Plan is designed to provide tax-deferred income to the Company's employees in accordance with the provisions of
Section 401(k) of the Internal Revenue Code of 1986. The 401(k) Plan provides that the Company will make a matching contribution to each participant's account equal to 50% of such participant's eligible contributions up to a maximum of 3% of such participant's annual compensation.


Employment Agreements

     The Company entered into an employment agreement with Debra M. Shantz, dated as of May 1, 1995, and amended on October 31, 1997 and October 31, 2000. Under the agreement, Ms. Shantz's annual base salary is $155,000, plus a discretionary bonus, with such annual increases in compensation as may be
determined by the Compensation Committee of the Company.   The agreement
currently is scheduled to terminate on May 9, 2004.

     Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate other filings with the Securities and Exchange Commission ("SEC"), including this Proxy Statement, in whole or in part, the following Report of the Compensation Committee and Comparative Company Performance Graph shall not be incorporated by reference into any such filings.

Report of the Compensation Committee

     The Company's executive compensation program provides competitive levels of compensation designed to integrate pay with the Company's annual and long term performance goals. Underlying this objective are the following concepts: supporting an individual pay-for-performance policy that differentiates compensation levels based on corporate and individual performance; motivating key senior officers to achieve strategic business objectives and rewarding them for that achievement; providing compensation opportunities which are competitive to those offered in the marketplace, thus allowing the Company to compete for and retain talented executives who are critical to the Company's long term success; and aligning the interest of executives with the long term interest of the Company's shareholders.

     In the interest of balancing all key shareholder interests, the Compensation Committee believes that the compensation of the Chief Executive Officer and Chief Financial Officer of the Company, along with the compensation of other officers, should be comprised of a combination of base pay, short-term annual incentive bonus and long-term stock options. While these elements are balanced in total in comparison to other comparable organizations, the Compensation Committee believes that potential compensation in the form of performance-related variable compensation should be emphasized. Variable compensation will be both short-term and long-term based. The resulting total package has been designed to reward officers for the creation of long-term shareholder value in excess of other comparable organizations.

     Base Salary. In determining the appropriate amount of fixed base pay for officers, the Compensation Committee compared the officers' base salaries with those paid to other executives in the hotel industry.

     Incentive Bonus. The bonus component paid to officers is structured to generally pay bonuses upon fulfillment of predetermined corporate and individual goals. Full bonus payouts to officers will be made only if the Company's performance goals are exceeded. There are also certain discretionary bonuses paid when deemed appropriate by the Compensation Committee.

     Stock Options. To encourage growth and shareholder value, stock options are granted under the Company's option plan to officers and other key employees who are in a position to make substantial contributions to the long-term success of the Company. The Compensation Committee believes that the grant of options focuses attention on managing the Company from the perspective of an owner with an equity stake in the business.

     Chief Executive Officer Compensation. Mr. Hammons' compensation as Chairman of the Board and Chief Executive Officer as of December 29, 2000 was $300,000. Mr. Hammons compensation will be $350,000 beginning

April 1, 2001. This continues to be below comparable compensation for other chief executive officers in the hotel industry.



                          2000 Compensation Committee
                          ---------------------------

                           William J. Hart, Chairman

                               David F. Sullivan

                                James F. Moore

Comparative Company Performance

     The following table sets forth comparative information regarding the Company's cumulative shareholder return on its Class A Common Stock from December 29, 1995 (the last trading day before the beginning of the Company's fifth preceding fiscal year), to December 29, 2000. Total shareholder return is measured by dividing total dividends (assuming dividend reinvestment), if any, plus share price change for a period by the share price at the beginning of the measurement period. The Company's cumulative shareholder return is based on an investment of $100 on December 29, 1995, and is compared to the cumulative total return on the S&P 500 Index and the Lodging Peer Group. The graph displayed below is presented in accordance with SEC requirements. Shareholders are cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of future performance. These graphs in no way reflect the Company's forecast of future financial performance.

                  Comparison of Cumulative Total Return Among
                  -------------------------------------------

      John Q. Hammons Hotels, Inc., S&P 500 Index and Lodging Peer Group
      ------------------------------------------------------------------


                        COMPARE CUMULATIVE TOTAL RETURN
                      AMONG JOHN Q. HAMMONS HOTELS, INC.,
                      S&P 500 INDEX AND PEER GROUP INDEX


                                    [CHART]

                    ASSUMES $100 INVESTED ON JAN. 01, 1996
                          ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDED DEC. 29, 2000

Company                1995       1996      1997      1998      1999     2000
John Q. Hammons       56.07      61.61     64.29     26.34     27.68    65.55
Peer Group           136.78     173.44    208.31    152.87    104.14   125.05
Broad Market         137.58     169.17    225.61    290.09    351.13   231.98

     Lodging Peer Group consists of three companies: Felcor Lodging Trust, Inc., Host Marriott and Prime Hospitality.

                  ASSUMES $100 INVESTED ON DECEMBER 29, 1995
                         ASSUMES DIVIDENDS REINVESTED

     This Section is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee for the fiscal year ended December 29, 2000, was comprised of three directors--Messrs. Sullivan, Moore and Hart.

     Mr. Hart is a non-employee director of the Company, and is a member of the law firm of Husch & Eppenberger, LLC, which performs legal services on a regular basis for the Company and personally for Mr. Hammons. The Company paid such firm approximately $458,000 in legal fees during the fiscal year ended December 29, 2000.


Certain Transactions

     Mr. Hammons and Anvil Capital, an investment and consulting firm owned by a director of the Company, Mr. Lopez-Ona, have formed a limited liability company through which they have invested in securities of one or more companies in industries unrelated to the Company's business.

     The Partnership is controlled by Mr. Hammons through his control of the Company, which is the sole general partner of the Partnership. His equity interest in the Partnership (based on his beneficial ownership of 244,300 shares of Class A Common Stock of the Company, all 294,100 shares of Class B Common Stock of the Company and all 16,043,900 limited partnership units of the Partnership (the "LP Units")) is 74.1%. There are significant potential conflicts of interests between Mr. Hammons as a limited partner of the Partnership, and the holders of Class A Common Stock of the Company, which conflicts may be resolved in favor of Mr. Hammons.

     Holders of LP Units have the right to require the redemption of their LP Units. This redemption right will be satisfied, at the sole option of the Company, by the payment of the then cash equivalent thereof or by the issuance of shares of Class A Common Stock on a one-for-one basis. Mr. Hammons beneficially owns all 16,043,900 LP Units. If Mr. Hammons, as a holder of LP Units, requires the Partnership to redeem LP Units, the non-employee directors of the Company would decide, consistent with their fiduciary duties as to the best interests of the Company, whether to redeem the LP Units for cash or for shares of Class A Common Stock. Mr. Hammons would not vote or otherwise participate in the decision of the non-employee directors. Mr. Hammons has informed the Company that he has no current plan to require the Partnership to redeem his LP Units.

     During 2000, the Partnership provided management services to six hotels not owned by the Company (the "Managed Hotels") pursuant to management contracts (the "Management Contracts"). Five of the Managed Hotels are owned by Mr. Hammons and one is owned 50% by Mr. Hammons; 25% by Jacqueline A. Dowdy, the secretary and a director of the Company, and 25% by Lonnie Funk, executive vice president of operations. Management fees of 3% to 5% of gross revenues were paid to the Company by the Managed Hotels in the aggregate amount of $1,245,000 in the fiscal year ended December 29, 2000. In addition to the management fees paid by the Managed Hotels to the Partnership in that year, the Managed Hotels reimbursed the Company for a portion of the salaries paid by the Company to its six regional vice presidents and one district director, whose duties include management services related to the Managed Hotels, and for certain marketing and other expenses allocated to the Managed Hotels. Such reimbursed services and expenses aggregated $184,000 in the fiscal year ended December 29, 2000. All of the Management Contracts are for 20-year terms, which automatically extend for four periods of five years, unless otherwise canceled.

     The Partnership has an option granted by Mr. Hammons or persons or entities controlled by him to purchase the Managed Hotels. The options are effective until February 2009. If an option is exercised, the purchase price is based on a percentage of the fair market value of the Managed Hotel as determined by an appraisal firm of national standing. One hotel owned by the Company and two Managed Hotels are located in Springfield, Missouri. These hotels are potentially competing with one another for customers. The Company, however, believes that these hotels do not significantly compete with one another due to their respective locations and attributes.

     Mr. Hammons has a 45% ownership interest in Winegardner & Hammons, Inc. ("WHI"). All of the hotels owned by the Company (the "Owned Hotels") have contracted with WHI to provide accounting and other administrative services. The accounting and administrative charges expensed by the Owned Hotels were approximately $1,577,000 in the fiscal year ended December 29, 2000. The fee may increase if the number of hotels for which accounting and administrative services are performed drops below 35 hotels. The accounting services contract expires in June, 2002.

     The Company leases space in the John Q. Hammons Building for its headquarters from a Missouri general partnership, of which Mr. Hammons is a 50% partner and the remaining 50% is collectively held by other employees, including Jacqueline A. Dowdy, the Secretary and a director of the Company, who is a 9.5% partner. Pursuant to four lease agreements, expiring December 31, 2001, the Company paid monthly rental payments of approximately $19,500 in 2000. The Company made aggregate annual lease payments to the Missouri general partnership of approximately $234,000 in 2000.

     Mr. Hammons also owns trade centers adjacent to three of the Owned Hotels (the "JQH Trade Centers"). The Company leases the convention space in the JQH Trade Center located in Portland, Oregon from Mr. Hammons pursuant to a long-term lease expiring in 2004, requiring annual payments of approximately $300,000. With respect to the other two JQH Trade Centers, the Company makes nominal annual lease payments to Mr. Hammons. The Company has assumed responsibility for all operating expenses of the JQH Trade Centers.

     The Company leases the real estate for the Company's Chateau on the Lake Resort, opened in mid-1997, in Branson, Missouri, from Mr. Hammons. Annual rent is based on adjusted gross revenues from room sales on the property and was $150,000 in 2000. The lease term is 50 years, with an option to renew for an additional 10 years. The Company also has an option to purchase the land after March 1, 2118, at a proposed transfer price of the greater of $3,000,000 or the current appraised value.

     The Company also leases the real estate for the Company's Embassy Suites hotel in Little Rock, Arkansas, which opened in the fall of 1997, from Mr. Hammons. Annual rent was $120,000 per year in 2000 and will be the same in 2001. Thereafter, annual rent will be adjusted based on the Consumer Price Index. The lease term is 40 years. The Company has an option to purchase the land at any time during the first 10 years of the lease term, for the greater of $1,900,000 or the current appraised value.

     The Company also leases the real estate for the Company's Renaissance Suites Hotel in Charlotte, NC, which opened in December, 1999, from Tulsa Hills Investments, Inc., an Ohio corporation, of which Mr. Hammons is a 99% owner and Jacqueline A. Dowdy is a 1% owner. The lease term is 99 years. Aggregate annual lease payments were $120,000 in 2000, and will be the same in 2001, and $124,800 per year for years six through ten of the term, and the greater of $124,800 or 1% of gross rooms revenues plus 0.5% of gross revenues from food and beverage sales thereafter.

     Mr. Hammons owns parcels of undeveloped land throughout the United States. Although there are no current plans to do so, the Company may purchase or lease one or more of these parcels in the future in order to develop hotels. Since Mr. Hammons controls the Company, such transactions would not be arms-length transactions but will be subject to restrictions contained in the indentures relating to the Partnership's outstanding mortgage notes due in 2004 and 2005.

     The Company receives no management fee or similar compensation in connection with its management of the Partnership. The Company receives the following remuneration from the Partnership; (i) distributions, if any, in respect of its equity interest in the Partnership; and (ii) reimbursement for all direct and indirect costs and expenses incurred by the Company for or on behalf of the Partnership and all other expenses necessary or appropriate to the conduct of the business of, and allocable to, the Partnership.


                       SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth information as of March 22, 2001, regarding the beneficial ownership of Class A and Class B Common Stock of the Company by each of the Company's executive officers and directors, and by the Company's executive officers and directors as a group. The number of shares of Class A Common Stock shown in the table gives effect to the conversion of all 294,100 shares of Class B Common Stock into an equal number of shares of Class A Common Stock and also gives effect to the redemption of all 16,043,900 LP Units of the Partnership for shares of Class A Common Stock on a one-for-one basis. Except as indicated in the footnotes, all shares set forth in the table are owned directly, and the indicated person has sole voting and investment power with respect to all shares shown as beneficially owned by such person.

Name and Address of                    Shares of Class A     Common Stock     Shares of Class B   Common Stock
Beneficial Owner (a)                    Number of Shares      Percentage       Number of Shares    Percentage
---------------------                  -----------------     ------------     -----------------   ------------
Executive Officers and Directors:
John Q. Hammons                             16,682,300(b)           77.2%            294,100            100%
Jacqueline A. Dowdy                             42,870(c)              *
Donald H. Dempsey                                3,105                 *
Daniel L. Earley                                 4,500(d)              *
Lonnie A. Funk                                  22,240(e)              *
William J. Hart                                  7,685(d)              *
John E. Lopez-Ona                               13,185(d)              *
James F. Moore                                   7,885(d)              *
Stephen E. Minton                               22,325(f)              *
Paul E. Muellner                                 5,000(g)              *
Debra M. Shantz                                 35,500(h)              *
David C. Sullivan                                7,185(d)              *

All executive officers and directors,
as a group (12)                             16,853,780(b)          77.38%            294,100            100%
                                       (c)(d)(e)(f)(g)(h)

     * Less than 1%

(a) The address of each of the executive officers and directors of the Company is 300 John Q. Hammons Parkway, Suite 900, Springfield, Missouri 65806.

(b) Includes 244,300 outstanding shares of Class A Common Stock. Also includes 294,100 shares of Class B Common Stock convertible into Class A Common Stock on a share-for-share basis at any time and which will be automatically converted into Class A Common Stock upon the occurrence of certain events. Prior to conversion of the Class B Common Stock and without giving effect to the redemption of the LP Units, the Class B Common Stock (which has 50 votes per share) represents 73.92% of the combined voting power of both classes of the Company's outstanding Company Stock. Also includes 16,043,900 LP Units of the Partnership redeemable, at the sole option of the Company, by payment of the then cash equivalent of such LP Units or by the issuance of shares of Class A Common Stock on a one-for-one basis. Remaining LP Units are owned for Mr. Hammons' benefit through Hammons, Inc., of which the John Q. Hammons Revocable Trust dated December 28, 1989, as amended, is the sole shareholder. Also includes exercisable options to purchase 100,000 shares.

(c) Includes approximately 870 shares allocated to 401(k) Plan account as of the end of 2000, and exercisable options to purchase 15,000 shares.

(d)  Includes exercisable options to purchase 2,500 shares.

(e) Includes exercisable options to purchase 20,000 shares. Mr. Funk holds sole voting and investment power with regard to 100 shares, shared voting and investment power with regard to 2,000 shares, and his spouse holds 140 shares.

(f) Includes approximately 1,325 shares allocated to 401(k) Plan account as of the end of 2000, and exercisable options to purchase 20,000 options.

(g)  Options to purchase 5,000 shares.

(h)  Includes exercisable options to purchase 35,000 shares.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information at December 29, 2000, with respect to ownership of Class A Common Stock by each person believed by management to be the beneficial owner of more than 5% of the outstanding Class A Common Stock. The information set forth below is based on beneficial ownership information contained in the most recent Schedule 13D or 13G filed on behalf of such person with the SEC. The percentages shown are based on the outstanding shares of Class A Common Stock after giving effect to the conversion of all 294,100 shares of Class B Common Stock into an equal number of shares of Class A Common Stock and to the redemption of all 16,043,900 LP Units for shares of Class A Common Stock.

                                                                                                   Percent of Class A
          Name and Address of                                     Amount and Nature of                Common Stock
           Beneficial Owner                                       Beneficial Ownership                Outstanding
           ----------------                                        -------------------                -----------
          James M. Clark, Jr.                                         556,900 (a)                        9.6%
          52 Vanderbilt Ave.
          New York, NY  10017

          First Manhattan Co.                                         501,232 (b)                        9.8%
          437 Madison Avenue
          New York, NY  10022

(a) Based on Schedule 13D dated May 2, 1999. According to the Schedule 13D, Mr. Clark has sole voting and dispositive power as to 519,000 shares and shared voting and dispositive power as to 37,900 shares (held in family trusts and a charitable foundation). The filing was also made on behalf of Susanna L. Porter. Ms. Porter has sole voting and dispositive power as to 11,000 shares.

(b) Based on Schedule 13D dated February 7, 2001. According to the Schedule 13D, includes 24,400 shares owned by family members of general partners of First Manhattan Corp. ("FMC"). FMC disclaims dispositive powers as to 12,200 of such shares and beneficial ownership as to 12,200 of such shares. Of the remaining shares, FMC has sole voting and dispositive power as to 50,300 shares, shared voting power as to 438,532 shares and shared dispositive power as to 450,932 shares.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers to file with the SEC initial reports of ownership of the Company's equity securities and to file subsequent reports when there are changes in such ownership. Based on a review of reports submitted to the Company, the Company believes that all Section 16(a) filing requirements applicable to the Company's directors and officers during the fiscal year ended December 29, 2000, were complied with on a timely basis.


              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

                                (Proposal Two)

     The Board of Directors has appointed the firm of Arthur Andersen LLP to act as independent auditors for the Company for the fiscal year ending December 28, 2001, subject to ratification of such appointment by the Company's shareholders. Representatives of Arthur Andersen LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

     Arthur Andersen LLP was retained by the Company in 1993 to act as independent auditors for the Company in connection with an audit for the 1990, 1991, 1992 and 1993 fiscal years. The firm was subsequently retained on an annual basis in connection with an audit for each fiscal year since that time.

       Fees billed to Company by Arthur Andersen LLP during Fiscal 2000

     Audit Fees:

     Audit fees billed to the Company by Arthur Andersen LLP during the 2000 fiscal year for the audit of the Company's annual financial statements and the review of the financial statements included in the Company's quarterly reports on the Form 10-Q totaled $206,458.

     Financial Information Systems Design and Implementation Fees and All Other
Fees:

     The Company did not engage Arthur Andersen LLP to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended December 29, 2000, or for any other non-audit services.

     The Audit Committee determined that the provision of the services described above is compatible with maintaining the independence of Arthur Andersen LLP.

     The affirmative vote of the holders of a majority of the shares represented and entitled to vote at the meeting will be required to ratify the selection of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 28, 2001. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the shareholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

     Shareholder ratification of the selection of Arthur Andersen LLP as the Company's independent public accountants is not required by the Company's By-Laws or other applicable legal requirement. However, the Board is submitting the selection of Arthur Andersen LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board, at its discretion, may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

     The Board of Directors unanimously recommends that shareholders vote FOR the ratification of the selection of the Company's independent auditors.


Report of the Audit Committee of the Board of Directors

     The Audit Committee of the Board of Directors of the Company serves as the representative of the Board for general oversight of the Company's financial accounting and reporting process, system of internal control and audit process. The Company's management has primary responsibility for preparing the Company's financial statements and the Company's financial reporting process. The Company's independent accountants, Arthur Andersen LLP, are responsible for expressing an opinion on the conformity of the Company's financial statements to generally accepted accounting principles.

     In this context, the Audit Committee hereby reports as follows:

     1. The Audit Committee has reviewed and discussed the audited financial statements with Arthur Andersen LLP and Company management.

     2. The Audit Committee has discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standard, AU 380).

     3. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standards No. 1, Independence Discussions with Audit Committees) and has discussed with the independent accountants the independent accountants' independence.

     4. Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors of the Company, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 2000, for filing with the Securities and Exchange Commission.

     Each of the members of the Audit Committee is independent as defined under the listing standards of the American Stock Exchange.

     The undersigned members of the Audit Committee have submitted this Report:


                                    John E. Lopez-Ona, Chairman
                                    Donald H. Dempsey
                                    James F. Moore


Dated:  March 21, 2001.


                 DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

     In order for a shareholder proposal to be considered for inclusion in the Company's proxy statement for next year's annual meeting, the written proposal must be received by the Company no later than November 30, 2001. Such proposals also must comply with Securities and Exchange Commission regulations regarding the inclusion of shareholder proposals in Company-sponsored proxy materials. Similarly, in order for a shareholder proposal to be raised from the floor during next year's annual meeting, written notice must be received by the Company no later than 120 days and no more than 180 days before the meeting date, and shall contain such information as required under our Bylaws.

     You may contact the Company's Corporate Secretary at our headquarters for a copy of the relevant Bylaw provisions regarding the requirements for making shareholder proposals.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, we do not expect any other matters to be presented for action by the shareholders at the 2001 Annual Meeting. You may contact the Company's Corporate Secretary at our headquarters for a copy of the relevant Bylaw provisions regarding the requirements for making shareholder proposals. If you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If, for any unforeseen reason, either of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors. If, however, any other matters not now known are properly brought before the meeting, the persons named in the accompanying proxy will vote such proxy in accordance with the determination of a majority of the Board of Directors.

                                                                      Appendix A

                         JOHN Q. HAMMONS HOTELS, INC.

                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                   -----------------------------------------

                                    CHARTER
                                    -------

     The following shall constitute the Charter of the Audit Committee of the Board of Directors of John Q. Hammons Hotels, Inc., a corporation incorporated under the laws of the State of Delaware:

I.   PURPOSE

     A. The primary function of the Audit Committee is to assist the Board of Directors of the Corporation in fulfilling certain of the Board's oversight responsibilities to the Corporation's shareholders, specifically, by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's system of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels. Additionally, the Corporation's Internal Audit Department and independent accountants shall be ultimately accountable to the Audit Committee and the Board.

     B. The Audit Committee shall primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.  MEMBERSHIP

     A. The Audit Committee shall be comprised of three (3) or more directors appointed by the Board, each of whom shall be considered an "independent director" in accordance with the definition contained in the Rules of the American Stock Exchange. All members of the Audit Committee shall be financially literate in accordance with the AMEX standards, and at least one (1) member of the Audit Committee shall have accounting or related financial management expertise. The Committee shall set guidelines for Committee education and orientation to assure understanding of the business and the environment in which the Company operates.

     B. Audit Committee members shall be appointed by the Board for one-year terms or until their successors are duly elected and qualified, and may be re-appointed by the Board for additional one-year terms at the discretion of the Board. The Board shall annually appoint a Chairperson of the Audit Committee.

     C. A majority of the Audit Committee shall constitute a quorum for the taking of any action by the Audit Committee.

III. MEETINGS

     The Audit Committee shall meet at least three (3) times annually, or more frequently as circumstances may dictate. The Audit Committee shall meet at least annually with management of the Corporation, the Chief Financial Officer, and the Corporation's independent accountants in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately.

IV.  RESPONSIBILITIES

     A.   Document/Report Review
     ---------------------------

          (1) As part of an on-going self-assessment process, review and update this Charter periodically, and at least annually, or as conditions may dictate. This Charter shall be approved annually by the Board.

          (2) Review the Corporation's annual financial statements and any reports or other financial information submitted publicly, including any certification, report, opinion or review rendered by the independent accountants of the Corporation.

          (3) Prepare the annual Audit Committee report for the Corporation's proxy statement in accordance with applicable Securities and Exchange Commission regulations.

          (4) For the Chairperson of the Audit Committee, review and discuss with financial management and the independent accountants of the Corporation, the quarterly financial results of the Corporation and any corresponding accounting, reporting or disclosure issues prior to the filing of the Corporation's Quarterly Report on Form l0-Q.

     B.   Independent Accountants/Internal Audit
     -------------------------------------------

          (1) Recommend to the Board the selection of the independent accountants, considering their independence and effectiveness, and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Audit Committee should review and discuss with the independent accountants all significant relationships the independent accountants have with the Corporation to determine the independent accountants' independence. Such relationships shall be delineated in a formal written statement to the Board to be prepared by the independent accountants.

          (2) Review and approve the scope of the independent accountants' audit and engagement letter, Internal Audit Charter, and delineation of responsibilities between the Internal Audit Department and the independent accountants.

          (3) Review the performance of the independent accountants and recommend to the Board any proposed discharge of the independent accountants when circumstances warrant.

          (4) Periodically consult with the independent accountants and the Chief Financial Officer, out of the presence of management of the Corporation, regarding management support, internal controls, and the fullness and accuracy of the Corporation's financial statement.

          (5) Review and approve the Internal Audit annual program including its objectives, coverage of areas with high risk and staffing requirements.

          (6) Periodically review Internal Audit reports and the status of corrective actions.

     C.   Financial/Reporting Process
     --------------------------------

          (1) In consultation with the independent accountants, review the integrity of the Corporation's financial reporting processes, both internal and external. In support of this review, periodically discuss with management the financial reporting controls over key business processes of the Corporation.

          (2) Consider the independent accountants' judgment about the quality and appropriateness of the Corporation's accounting principles and policies and changes to such principles and policies as applied in its financial reporting.

          (3) Assess the process for establishing key estimates and reserves within the financial statements and consider the independent accountants' judgments about the appropriateness of such processes.

          (4) Consider the independent accountants' judgment about the appropriateness of the accounting principles and disclosure practices adopted by management in connection with new transactions or events.

     D.   Process Improvement
     ------------------------

          (1) Establish regular reporting to the Audit Committee of significant judgments made in management's preparation of the Corporation's financial statements.

          (2) Following completion of the annual audit, review separately with each of management and the independent accountants any difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

          (3) Review any significant disagreements among management and the independent accountants in connection with preparation of the Corporation's financial statements.

          (4) Review the adequacy of the Corporation's internal control structure and the status of past recommendations from the independent accountants and Internal Audit staff.

     E.   Ethical and Legal Compliance and Risk Management
     -----------------------------------------------------

          (1) Establish, review, monitor compliance and update periodically a Code of Ethical Conduct.

          (2) Periodically review the Corporation's policies and procedures for review of officers' expenses.

          (3) Review the status of tax returns and compliance with laws and regulations.

          (4) Review the terms, conditions, fairness and arrangements involving any related-party or potential conflict-of-interest transactions.

          (5) Review, with the Corporation's secretary, legal compliance matters, including corporate securities trading practices.

          (6) Review, with the Corporation's secretary, any legal matters that could have a significant impact on the Corporation's financial statements.

          (7) Review the adequacy of the Corporation's risk management program and insurance coverage.

          (8) Review the audit results and reports of governmental and regulatory agencies.

          (9) Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

V.   ADMINISTRATION

     A. The Audit Committee shall have prompt and unrestricted access to all financial and operating information relevant to the Corporation's business. The Audit Committee shall have ready access to the Corporation's legal counsel and to the independent accountants, and shall be provided from time to time with staff assistance from within the Corporation as requested.

     B. The Audit Committee is empowered to employ its own legal counsel, accountants or other experts, at the Corporation's expense, to deal with specific problems or issues that arise in the course of carrying out its duties and responsibilities.

     C. The Audit Committee's Chairperson shall report the Audit Committee's findings to the Board of Directors on a regular basis.

VI.  CERTIFICATION

     This charter of the Audit Committee was duly approved and adopted by the Board of the Corporation on the 15th day of August, 2000.


                                             /s/ Jacqueline A. Dowdy
                                             Secretary

                                                                      Appendix B

                         JOHN Q. HAMMONS HOTELS, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

 The undersigned shareholder of John Q. Hammons Hotels, Inc. hereby appoints Paul Muellner and Debra M. Shantz, or either of them, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the annual meeting of shareholders to be held on Tuesday, May 1, 2001 at 9:00 a.m., local time, at the Holiday Inn University Plaza Hotel, 333 John Q. Hammons Parkway, Springfield, Missouri, and at any adjournments or postponements thereof, upon the following matters. The undersigned shareholder hereby revokes any proxy or proxies heretofore given.

 This proxy will be voted as directed by the undersigned shareholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1, AND FOR PROPOSAL 2, AND IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS. The undersigned shareholder may revoke this proxy at any time before it is voted by delivering to the General Counsel of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person. The undersigned shareholder hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement.

  1. Election of Directors.
    For three-year terms: John E. Lopez-Ona and Donald H. Dempsey.
       [_FOR]all            [_WITHHOLD]
         nominees             AUTHORITY to
         listed above         vote for all
         (except as           nominees listed
         marked to the        above
         contrary
         below).

    ----------------------------------------------------------------------------
      (Instruction: To withhold authority to vote for any individual nominee, print that nominee's name in the space provided.)

            (continued and to be signed and dated on reverse side)

  2. Ratification of appointment of Arthur Andersen LLP as independent auditors.

                           [_] FOR[_] AGAINST[_] ABSTAIN

  3. At their discretion, the proxies, or either of them, are authorized to vote upon such other business as may properly come before the meeting, or any adjournments or postponements thereof.

                            If you receive more than one proxy card, please sign and return ALL cards in the accompanying envelope.

                            Date: _____________________________________________
                            ---------------------------------------------------
                                  Signature of Shareholder or Authorized
                                              Representative

                            Please date and sign exactly as name appears hereon. Each executor, administrator, trustee, guardian, attorney-in-fact and other fiduciary should sign and indicate his or her full title. Only one signature is required in the case of stock ownership in the name of two or more persons, but all should sign if possible.